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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Experts," and "Selected Consolidated Financial Data of Source," and to the use of our report dated February 9, 1996, in the Registration Statement (Form S-1) and related Prospectus of Source Media, Inc., for the registration of shares of its common stock.

                                            /s/ ERNST & YOUNG LLP

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                                            ERNST & YOUNG LLP

Dallas, Texas
November 22, 1996